UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2006 (October 17, 2006)

                                                                       Anthracite Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-397-8906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

                                                                                   N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information provided in Item 2.03 is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 17, 2006, Anthracite Capital, Inc. (the "Company") issued $25.0 million aggregate principal amount of 7.20% unsecured senior notes due 2016 (the "Senior Notes") to a qualified financial institution in a private placement. The Senior Notes can be redeemed in whole by the Company subject to certain provisions, which could include the payment of fees. The net proceeds of the transaction will be used by the Company to finance the Company's commercial real estate strategies. A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1.

The Senior Notes were issued by the Company pursuant to an Indenture dated as of October 17, 2006 between the Company, and Wells Fargo Bank, N.A. as trustee (the "Trustee")

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:

Name:	James J. Lillis
Title:	Chief Financial Officer

Dated:	October 23, 2006

ANTHRACITE CAPITAL, INC.

CURRENT REPORT ON FORM 8-K

Report dated October 23, 2006 (October 17, 2006)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Anthracite Capital, Inc., dated October 17, 2006.